UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2009

CARDINAL ETHANOL, LLC
 (Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1554 N. County Road 600 E., Union City, IN	47390
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765)-964-3137

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2006, Cardinal Ethanol, LLC (“Cardinal”) entered into an Ethanol Purchase and Sale Agreement with Murex, N.A., Ltd. (“Murex”) for the purpose of marketing and distributing ethanol produced at the plant. Effective July 2, 2009, Cardinal and Murex amended the agreement to allow Cardinal to elect to receive payment no later than the seventh day after the Friday of the week in which the bill of lading or waybill is issued rather than the twentieth day. For each gallon for which Cardinal makes this election, Cardinal will pay an additional commission to Murex of 0.20% of the net purchase price. The amendment also extends the initial term of the agreement to eight years to renew automatically for one year terms thereafter unless otherwise terminated by either party.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

Exhibit No.	Description
99.1	Amendment No. 1 to Ethanol Purchase and Sale Agreement between Cardinal Ethanol, LLC and Murex N.A., LTD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: July 7, 2009	/s/ Jeff Painter

Jeff Painter
Chief Executive Officer and President
(Principal Executive Officer)